Exhibit 99.5

GREAT ELM CAPITAL CORP. ANNOUNCES APPROVAL OF
$50 MILLION RIGHTS OFFERING

WALTHAM, Mass., March 4, 2022 (GLOBE NEWSWIRE) - Great Elm Capital Corp. (“GECC”) (NASDAQ: GECC) announced today that its Board of Directors has approved a non-transferable rights offering to purchase shares of GECC’s common stock and has filed a registration statement with the Securities and Exchange Commission (“SEC”) related to the proposed rights offering.

The proposed $50 million rights offering consists of non-transferable rights issued to all existing stockholders to purchase common stock on a pro rata basis. The record date, number of new shares of common stock per subscription right and subscription price for the shares of common stock to be issued pursuant to the offering will be determined at a later date in connection with commencing the offering. Record date stockholders who fully exercise their rights would be entitled to subscribe, subject to certain limitations and subject to allotment, for additional shares of common stock that were not subscribed for by other holders of record.

Great Elm Group, Inc. and certain of GECC’s other stockholders (collectively, the “Participating Shareholders”) have indicated that they intend to fully exercise their rights and over-subscribe. Any over-subscription by the Participating Shareholders would be effected only after pro rata allocation of over-subscription shares to record date holders (other than the Participating Shareholders) who fully exercise their rights. Accordingly, there can be no assurance that the Participating Shareholders will acquire any shares of GECC’s common stock through their exercise of the over-subscription privilege.

GECC intends to use the net proceeds from the offering primarily to make opportunistic investments, in accordance with its investment objectives and policies, including investments in specialty finance businesses, and for general corporate purposes.

The rights are non-transferable and will not be listed for trading on the Nasdaq Global Market or any other stock exchange. The rights may not be purchased or sold, and there will not be any market for trading the rights. The shares of GECC’s common stock to be issued pursuant to the offering will be listed for trading on the Nasdaq Global Market under the symbol “GECC.”

Oppenheimer & Co. Inc. and Imperial Capital, LLC are acting as dealer managers for the offering.

A registration statement relating to the proposed rights offering has been filed with the SEC, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The proposed offering will be made only by means of a preliminary prospectus. Copies of the preliminary prospectus relating to the proposed offering, when available, may be obtained from: Oppenheimer & Co. Inc., 85 Broad Street, 26th Floor, New York, NY 10004, Attn: Syndicate Prospectus Department, telephone (212) 667-8055 or email: EquityProspectus@opco.com or Imperial Capital, LLC, Attention: Prospectus Department, 10100 Santa Monica Blvd., Suite 2400, Los Angeles, CA 90067 or by phone: 310-246-3700.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor will there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction. The proposed offering is subject to market conditions, and there can be no assurance as to whether or when the proposed offering may be completed, or as to the actual size or terms of the proposed offering.

About Great Elm Capital Corp.

Great Elm Capital Corp. is an externally managed, business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock, the performance of GECC’s portfolio and investment manager and risks associated with the economic impact of the COVID-19 pandemic on GECC and its portfolio companies. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Media & Investor Contact:

Investor Relations
+1 (617) 375-3006
investorrelations@greatelmcap.com